Exhibit 99.1

AutoZone Announces Organizational Change

MEMPHIS, Tenn., Sept. 29, 2005 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today announced Michael Archbold, Executive Vice President and Chief Financial Officer, will resign effective tomorrow, September 30th. Mr. Archbold has accepted the position of Executive Vice President, Chief Financial Officer and Chief Administrative Officer with Saks Fifth Avenue Enterprises.

In response to the announcement Bill Rhodes, President and Chief Executive Officer, stated, "Mike has been a valued contributor to AutoZone over the last several years, and I wish him continued success. We are currently evaluating our plans to fill the Chief Financial Officer position. We have a strong team, and AutoZone is well-positioned for future growth."

As of August 27, 2005, AutoZone sells auto and light truck parts, chemicals and accessories through 3,592 AutoZone stores in 48 states plus the District of Columbia in the U.S. and 81 AutoZone stores in Mexico and also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information and auto and light truck parts through www.autozone.com.

The AutoZone logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1759

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
          (901) 495-7005
          brian.campbell@autozone.com

          Media:
          Ray Pohlman
          (901) 495-7962
          ray.pohlman@autozone.com